Exhibit 99.2

Summary Pro Forma Financial Information

        We have presented below pro forma condensed consolidated financial information which gives effect to the acquisition of Verizon’s TRS division and the Hands On merger. The pro forma information is presented under the purchase method of accounting. The pro forma information is presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of GoAmerica would actually have been if the TRS acquisition and the Hands On merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of GoAmerica for any future period or as of any date, respectively. The pro forma condensed consolidated financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the acquisition of Verizon’s TRS division or the Hands On merger.

        Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the TRS acquisition and the Hands On merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed consolidated balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments which may cause some of the intangibles to be amortized over a shorter life than presently anticipated.

Pro Forma Information — Combination of GoAmerica with Verizon’s TRS Division and Hands On

The following unaudited pro forma condensed combined consolidated balance sheet and unaudited pro forma condensed combined consolidated statements of operations give effect to the acquisition of Verizon’s TRS division by GoAmerica and the Hands On merger. Such pro forma financial statements were derived from, are qualified in their entirety by reference to and should be read in conjunction with:

•	the audited consolidated financial statements of GoAmerica for the year ended December 31, 2006, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC;
•	the unaudited consolidated financial statements of GoAmerica as of and for the nine month period ended September 30, 2007, contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007;
•	the audited carve-out financial statements of Verizon’s TRS division for the year ended December 31, 2006, contained in the Company’s definitive proxy materials filed with the SEC on November 9, 2007 and incorporated by reference herein;
•	the unaudited carve-out financial statements of Verizon’s TRS division for the nine month period ended September 30, 2007 contained herein;

•	the audited consolidated financial statements of Hands On for the year ended December 31, 2006 (after giving pro forma effect to Hands On’s merger with SLS) contained in the Company’s definitive proxy materials filed with the SEC on November 9, 2007 and incorporated by reference herein; and
•	the unaudited consolidated financial statements of Hands On for the nine month period ended September 30, 2007 (after giving pro forma effect to Hands On’s merger with SLS) contained herein.

        The unaudited pro forma condensed combined consolidated balance sheet gives effect to the acquisition of Verizon’s TRS division and merger with Hands On as though it occurred on September 30, 2007. The unaudited pro forma condensed combined consolidated statements of operations give effect to the acquisition as though it occurred at the beginning of the respective periods presented.

        The pro forma adjustments presented below are based upon a valuation of Verizon’s TRS division’s working capital as defined in the TRS asset purchase agreement. The final calculation of the purchase price will be based upon a determination of the fair value of Verizon’s TRS division’s tangible and identifiable intangible assets acquired and liabilities assumed. The actual results of operations will differ, perhaps significantly, from the unaudited pro forma amounts reflected below because of a variety of factors, including access to additional information and changes in value not currently identified.

GoAmerica, Inc. and Verizon’s TRS division and Hands On
Unaudited Pro forma Condensed Combined Consolidated Balance Sheet
As of September 30, 2007

	Historical			Pro Forma
	GoAmerica	Verizon's TRS Division (i)	Hands On	Adjustments		Company
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 3,082	$—	$1,943	$ 20,186	(E)	$ 25,211
Accounts receivable, net	1,865	—	3,744	6,000	(E)	11,609
Other receivables	20	—	439	—		459
Merchandise inventories	284	—	—	—		284
Deferred taxes	—	—	94	—		94
Prepaid expenses and other	162	—	1,483	—		1,645

Total current assets	5,413	—	7,703	26,186		39,302

Property, equipment and leasehold improvements, net	863	—	1,437	—		2,300
Goodwill	6,000	—	—	46,800	(E)
				44,019	(I)	96,819
Trade names and other intangible assets	—	—	—	5,200	(E)
				29,346	(I)	34,546
Deferred acquisition costs	3,571	—	—	(3,571	)(E,I)	—
Deferred financing costs	1,162	—	—	(1,162	)(E,I)	—
Other assets	239	—	72	—		311

	$17,248	$—	$9,212	$146,819		$173,279

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 967	$—	$2,159	$ —		$ 3,126
Accrued expenses and other payables	2,651	—	1,028	8,000	(E)	11,679
Deferred revenue	98	—	—	—		98
Loans payable, net of discount	2,719	—	1,914	(4,633	)(E,I)	—-
Income taxes payable	-	—	843	—		843
Other current liabilities	87	—	243	—		330

Total current liabilities	6,522	—	6,187	3,367		16,076

Long term debt	—	—	950	30,000	(E)
				39,050	(I)	70,000
Other long term liabilities	68	—	5	—		73

Commitments and contingencies

Stockholders' equity:
Preferred stock	3	—	2	68	(E)
				8	(I)	80

Common stock	25	—	6	61	(I)	92
Additional paid-in capital	288,455	—	2,026	34,932	(E)
				39,333	(I)	364,746
Accumulated deficit	(277,639)	—	36	—		(277,603)
Treasury Stock, at cost, 24,063 shares in 2005	(186)	—	—	—		(186)

Total stockholders' equity	10,658	—	2,070	74,402		87,130

	$17,248	$—	$9,212	$107,769		$173,279

(i)	In accordance with the TRS asset purchase agreement, certain assets will be transitioned directly to Stellar Nordia Services LLC (“Stellar Nordia”) as Stellar Nordia will provide services to the Company under a managed services agreement. The working capital that will be acquired as of closing has been accounted for in the pro forma adjustments. As such, balance sheet data has not been presented

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

GoAmerica, Inc. and Verizon’s TRS division and Hands On
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the nine months ended September 30, 2007

	Historical			Pro forma
	GoAmerica	TRS	Hands On	Adjustments	Company
	(In thousands, except for share and per share data)

Revenues:
Subscriber	$ 867	$ —	$ —	$ —		$ 867
Relay services	11,787	47,589	20,623	—		79,999
Commissions	451	—	—	—		451
Equipment	300	—	—	—		300
Other	43	—	—	—		43

	13,448	47,589	20,623	—		81,660

Costs and expenses:						—
Cost of subscriber revenue	811	—	—	—		811
Cost of relay services	8,074	37,197	8,708	(4,834	)(D)	49,145
Cost of equipment sales	495	—	—	—		495
Cost of network operations	87	169	—	—		256
Sales and marketing	1,615	—	—	—		1,615
General and administrative	4,092	10,471	10,508	—		25,071
Research and development	316	—	—	—		316
Depreciation and amortization	257	2,492	—	—		2,749
Amortization of intangibles	—	1,325	—	1,300	(A)
				4,891	(F)	7,516

	15,747	51,654	19,216	1,357		87,974

Loss from operations	(2,299)	(4,065)	1,407	(1,357)		(6,314)

Other income (expense):
Settlement gains, net	(162)	—	544	—		382
Interest (expense) income, net	49	—	(275)	1,840	(B)
				4,307	(G)	5,921

Total other income (expense)	(113)	—	269	6,147		6,303

Loss before income taxes and extraordinary items	(2,412)	(4,065)	1,676	4,789		(12)

Income tax (expense) benefit	—	1,585	(742)	—		843

Net income (loss)	(2,412)	(2,480)	934	4,789		831

Preferred dividends	20	—	—	2,094	(C)
				299	(H)	2,413

Net income (loss) applicable to common shares	$ (2,432)	$ (2,480)	$934	$ 2,396		$ (1,582)

Pro Forma Data

Pro forma (loss) earnings per common share
Basic and Diluted:
Pro forma basic and diluted loss per share
(before preferred dividends)	$(1.09)			$ 0.09
Effect of preferred dividend	$(0.01)			$(0.27)

Pro forma basic and diluted loss per share	$(1.10)			$(0.17)

Pro forma weighted average number of common shares
Basic	2,216,349	—	6,700,000	8,916,349
Diluted	2,216,349	—	6,700,000	8,916,349

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

GoAmerica, Inc. and Verizon’s TRS Division and Hands On
Unaudited Pro forma Condensed Combined Consolidated Statements of Operations
For the year ended December 31, 2006

	Historical			Pro forma
	GoAmerica	TRS	Hands On	Adjustments		Company
	(In thousands, except for share and per share data)
Revenues:
Subscriber	$ 1,190	$ —	$ —	$ —		$ 1,190
Relay services	8,695	67,083	14,616	—		90,394
Interpreting services	—	—	1,792	—		1,792
Commissions	2,454	—	—	—		2,454
Equipment	429	—	—	—		429
Other	8	—	—	—		8

	12,776	67,083	16,408	—		96,267

Costs and expenses:
Cost of subscriber revenue	845	—	—	—		845
Cost of relay services	5,320	55,078	6,865	(6,445	)(D)	60,818
Cost of interpreting services	—	—	833	—		833
Cost of equipment sales	536	—	—	—		536
Cost of network operations	110	331	—	—		441
Sales and marketing	2,494	—	—	—		2,494
General and administrative	4,589	7,828	7,267	—		19,684
Research and development	359	—	—	—		359
Depreciation and amortization	362	1,889	267	—		2,518
Amortization of intangibles	—	1,767	—	1,733	(A)
				9,782	(F)	13,282

	14,615	66,893	15,232	5,070		101,810

Loss from operations	(1,839)	190	1,176	(5,070)		(5,543)

Other income (expense):
Settlement gains, net	(490)	—	—	—		(490)
Interest (expense) income, net	169	—	(175)	(3,700	)(B)	(3,706)
				(5,742	)(G)	(5,742)

Total other income (expense)	(321)	—	(175)	(9,442)		(9,938)

Loss before income taxes and extraordinary items	(2,160)	190	1,001	(14,512)		(15,481)

Income tax (expense) benefit	789	(74)	(7)	—		708

Loss from continuing operations	(1,371)	116	994	(14,512)		(14,773)

Loss from discontinued operations	(589)	—	—	—		(589)

Net loss	(1,960)	116	994	(14,512)		(15,362)

Preferred dividends	—	—	—	2,792	(C)
				399	(H)	3,191

Net income (loss) applicable to common shares	$(1,960)	$116	$994	$(17,703)		$(18,553)

Pro Forma Data

Pro forma (loss) earnings per common share
Basic and Diluted:
Pro form loss from continuing operations	$ (0.65)					$ (1.68)
Pro forma basic and diluted loss per share	$ (0.28)					$ (0.07)
Pro forma basic and diluted loss per share
(before preferred dividends)	$ (0.93)					$ (1.75)
Effect of preferred dividend	$ —					$ (0.36)

Pro forma basic and diluted loss per share	$ (0.93)					$(2.11)

Pro forma weighted average number of common shares
Basic	2,105,184	—		6,700,000		8,805,184
Diluted	2,105,184	—		6,700,000		8,805,184

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements, which are an integral part of these statements.

GoAmerica, Inc. and Verizon’s TRS Division and Hands On
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Note 1. Basis of Pro Forma Presentation

Verizon TRS division

        On January 10, 2008, GoAmerica acquired the assets of Verizon’s TRS division for $46 million in cash and up to an additional $8 million in contingent cash consideration. This acquisition was financed by the issuances of new GoAmerica preferred stock and debt totaling $65 million to Clearlake, pursuant to agreements and a commitment letter executed concurrently with the Verizon agreement. Completion of the acquisition was subject to stockholder approval by the stockholders of GoAmerica and to receipt of required regulatory approvals.

        The Verizon transaction was financed through $35 million of committed equity financing and $30 million of committed senior debt financing, funded in each case by funds managed by Clearlake. Concurrently with the execution of the Verizon definitive agreement, Clearlake:

•	Purchased 290,135 shares of a newly created GoAmerica Series A Preferred Stock at a price of $5.17 per share;
•	Provided GoAmerica with $1.0 million pursuant to a bridge loan commitment, which was increased by another $1.75 million on September 14, 2007, and which may be increased to up to a maximum of $3.5 million;
•	Agreed to purchase an additional 6,479,691 shares of Series A Preferred Stock at a price of $5.17 per share, subject to certain conditions, upon consummation of the Verizon transaction; and
•	Provided GoAmerica with a commitment letter for $30 million of senior debt financing to be raised for the closing of the Verizon transaction.

        The funding of the estimated purchase price of the acquisition is as follows (in thousands):

Value of GoAmerica preferred stock issued	$ 35,000
Senior debt issuance	30,000
Acquired working capital	(6,000)
Additional working capital raised	(11,000)
Estimated GoAmerica direct transaction costs	4,000

Total estimated purchase price	$ 52,000

        The components of the purchase price are as follows (in thousands):

Cash consideration	$46,000
Contingent consideration	8,000
Transaction costs	4,000

Total purchase consideration and transaction costs	58,000

Acquired working capital	(6,000)

Total estimated purchase price	$52,000

        Under the purchase method of accounting, the total estimated purchase price, as shown in the table above, is allocated to net tangible assets acquired based on their estimated fair values as of the date of the completion of the merger. The fair value of these assets is subject to change based on additional information that may come to our attention, restructuring decisions made upon completion of the acquisition or results of the fund-raising effort referenced above. Amounts represented in this table assume the payment of the contingent consideration and do not reflect the acquired working capital. The preliminary estimated purchase price is allocated as follows (in thousands):

Identifiable intangible assets	$ 5,200
Goodwill	46,800

Total estimated purchase price	$52,000

Hands On

        On September 12, 2007, GoAmerica announced the execution of a definitive merger agreement with Hands On for $35 million in cash and 6,700,000 shares of GoAmerica common stock. The cash portion of the consideration was funded by the issuances of new debt and shares of Series A Preferred Stock to a fund managed by Clearlake, pursuant to agreements and a commitment letter executed concurrently with the Hands On merger agreement. Completion of the Hands On merger was subject to approval by the stockholders of GoAmerica and Hands On, consummation of the acquisition of Verizon’s TRS division, and other customary closing conditions.

        The Hands On transaction will be funded through $5 million of committed equity financing and $40 million of committed senior debt financing, funded in each case by Clearlake; this brings the total Clearlake financing commitment (including the commitment made by Clearlake with respect to the acquisition of Verizon’s TRS division) to GoAmerica to $110 million in equity and debt. Concurrently with the execution of the definitive Hands On merger agreement, but subject to certain closing conditions, Clearlake:

•	Agreed to purchase an additional 967,118 shares of GoAmerica Series A Preferred Stock at a previously negotiated price of $5.17 per share; and
•	Provided GoAmerica with a commitment letter for $40 million of senior debt financing to be raised for the closing of the Hands On transaction.

        The estimated total purchase price of the merger based on an average market price per share of GoAmerica’s common stock of $5.17 is as follows (in thousands):

Value of GoAmerica common stock issued	$34,630
Senior debt issuance	40,000
Assumption of Hands On options	1,805
Acquired net assets	(2,070)
Additional working capital raised	(5,000)
Estimated GoAmerica direct transaction costs	4,000

Total estimated purchase price	$73,365

        In accordance with the merger agreement 220,498 of Hands On stock options will be exchanged for 276,238 stock options of GoAmerica. The fair market value of the GoAmerica options exceeded the fair market value of the Hands On options by $1,805 at September 30, 2007.

        Under the purchase method of accounting, the total estimated purchase price, as shown in the table above, is allocated to Hands On net tangible assets based on their estimated fair values as of the date of the completion of the merger. The fair value of these assets is subject to change based on additional information that may come to our attention, restructuring decisions made upon completion of the merger or results of the fund raising effort referenced above. The preliminary estimated purchase price is allocated as follows (in thousands):

Identifiable intangible assets	$29,346
Goodwill	44,019

Total estimated purchase price	$73,365

Note 2. Pro Forma Adjustments

        For purposes of determining the pro forma effect of the acquisition of Verizon’s TRS division on GoAmerica’s statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007, the following adjustments have been made:

(A)	Reflects the amortization of other intangible assets over a period of three years.

(B)	Reflects interest on first lien term debt in connection with the acquisition of Verizon’s TRS division.

(C)	Reflects preferred dividends for the 6,769,826 shares of Series A Preferred Stock issued or to be issued in connection with the acquisition of Verizon’s TRS division.

(D)	Reflects pricing adjustments for a Master Service Agreement entered into as a result of the acquisition of Verizon’s TRS division.

        For purposes of determining the pro forma effect of the acquisition on the Company’s consolidated balance sheet as of September 30, 2007, the following adjustments have been made:

(E)	Reflects the recording of the purchase price of Verizon’s TRS division.

        For purposes of determining the pro forma effect of the Hands On merger on GoAmerica’s statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007, the following adjustments have been made:

(F)	Reflects the amortization of other intangible assets over a period of three years.

(G)	Reflects interest on second lien term debt in connection with the Hands On merger.

(H)	Reflects preferred dividends for the 967,118 of preferred shares to be issued in connection with the Hands On merger.

        For purposes of determining the pro forma effect of the Hands On merger on the Company’s consolidated balance sheet as of September 30, 2007, the following adjustments have been made:

(I)	Reflects the recording of the purchase price of Hands On and the elimination of Hands On’s historical stockholders’ equity as of the date of the merger.

Note 3. Reclassifications

        Certain amounts related to Verizon’s TRS division’s results of operations have been reclassified to conform with the pro forma presentation.

        Certain amounts related to Hands On’s results of operations have been reclassified to conform with the pro forma presentation.